Exhibit 10.01

SOLIS TEK INC.

853 Sandhill Avenue

Carson, California 90746

August 27, 2018

VIA EMAIL

Tiffany Davis

c/o Solis Tek Inc.

853 Sandhill Avenue

Carson, California 90746

Re: Amendment to Employment Agreement

Dear Ms. Davis:

This letter shall serve as an amendment to the employment agreement dated August 22, 2018 by and between Solis Tek Inc. and Tiffany Davis (the “Agreement”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement. The last sentence of Section 3(f) of the Agreement is hereby amended and replaced in its entirety with the following:

“On the Effective Date, the Company shall grant to Executive an option to purchase 750,000 shares of the Company’s common stock, exercisable at any time, for a period of five (5) years at $0.94 per share.”

The foregoing amendment shall be effective as of August 27, 2018.

SOLIS TEK INC.

/s/ ALAN LIEN
By:	Alan Lien
Title:	Chief Executive Officer

Accepted to and agreed this

27th day of August, 2018:

/s/ TIFFANY DAVIS
Tiffany Davis